EXHIBIT 99.1

Standard BioTools Announces Second Quarter 2022 Financial Results and Provides Strategic Update

Second quarter revenue of $18.8 million

Completed $250 million strategic cash infusion from Casdin Capital and Viking Global

Upgraded management team and added board members to bring significant sector and operational expertise to the company

Commenced restructuring program with the explicit goal of returning core business to growth, raising gross margins by approximately 7-10% and substantially reducing operating cash burn

Cash, cash equivalents, and short-term investments expected to provide sufficient runway to generate positive free cash flow by end of 2024 while allowing for strategic M&A

Company to host conference call and webcast today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., Aug. 08, 2022 (GLOBE NEWSWIRE) -- Standard BioTools Inc. (Nasdaq:LAB), driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health™ – today announced financial results for the second quarter ended June 30, 2022.

“Four months after I joined the company as President and CEO, and now with a strategic review process completed, the potential to build a next-generation consolidated life science company around this portfolio of powerful technologies remains incredibly exciting,” said Michael Egholm, PhD, Chief Executive Officer and President of Standard BioTools™. “There is work to do to make this vision a reality, and while it will take time, we are confident we will get there.

“First, we are putting into motion a restructuring plan to return to steady growth across our organization, including improved product positioning and a new disciplined sales execution. This quarter’s results are not the standard we hold ourselves to and we can and will do better in coming quarters and years.

“Second, our plan has us leaning in on operations, assembling a world-class team of seasoned operators, and systematically rolling out our Standard BioTools Business System (SBS) approach. Through these initiatives, we have identified numerous opportunities for gross margin improvements, which we expect will yield an increase of approximately 7-10% by year end 2023.”

Continued Egholm, “I am committed as a leader and on the long-term vision, and we will drive our core business toward profitability while keeping capital available for portfolio expansion through strategic M&A. There is a deep funnel of opportunities, and we believe those will fuel longer-term growth. We look forward to providing updates as we come closer to realizing the vision of Standard BioTools to become a leading solutions partner for the life science industry, offering an innovative portfolio of high-quality, impactful technologies.”

Second Quarter 2022 and Recent Strategic Updates

Phased Restructuring

A phased restructuring plan is underway that we expect will significantly lower operating cash burn beginning in the second half of 2022. With these actions and current cash, cash equivalents, and short-term investments, Standard BioTools expects its cash runway to be sufficient to fund current operations to cash flow breakeven by the end of 2024 while allowing for strategic M&A. As part of the restructuring, the following steps are being taken:

  Right-Sizing General and Administrative Expenses:  The company plans to significantly lower general and administrative spend through a reduction in headcount and a decrease in office space to better align with its streamlined operations. Specifically, the company plans to reduce its real estate footprint including its headquarters location in South San Francisco while fostering remote work for certain employees. Beyond these near-term initiatives, the company will pursue continued process optimization through a focused SBS-based approach that may result in additional cost savings and will direct resources into areas with the highest impact on the business.
  Right-Sizing Microfluidics Business: The company will significantly reduce investment in research and development and marketing for the microfluidics business while narrowing its commercial focus to high-value niche markets for specialized applications for which the platform is ideally suited. In addition, the company plans to pursue additional OEM opportunities, similar to its relationship with Olink Holding AB, as a lower-cost and more efficient go-to-market approach.
  Portfolio Rationalization: As part of implementing rigorous portfolio management, the company is rationalizing its expansive product portfolio by exiting its laser capture microdissection and Flow Conductor™ product lines, while de-emphasizing its diagnostics/COVID-19 product line. Revenues from these product lines are not significant.

Corporate Highlights

  Top-grade new management team members with significant sector and operator experience added since capital infusion closed, including Michael Egholm as Chief Executive Officer and President; Alex Kim as Chief Operating Officer; Jeremy Davis as Chief Commercial Officer; Mona Abou-Sayed as Senior Vice President of SBS; Anders Davas as Senior Vice President, Global Operations; and, more recently, Matt Ritchie as Vice President, Global Sales Operations; Seiya Ohta as Vice President, Customer & User Experience; David Panzarella as Vice President, Commercial Operations – Americas; and Kathy Harrell as Vice President and Controller.
  Highly experienced new board members with life sciences and capital markets expertise appointed, including Martin Madaus, PhD, Frank Witney, PhD, and Eli Casdin.
  Closed $250 million strategic capital infusion from leading life science investors Casdin Capital, LLC, and Viking Global Investors LP on April 4, 2022.

Second Quarter 2022 Financial Results

Total revenue was $18.8 million for the quarter ended June 30, 2022, compared with $31.0 million for the second quarter of 2021, driven by lower instrument and COVID-19 testing revenue. Base product and service revenue (excluding COVID-19 testing revenue) was $17.5 million, approximately 35% lower compared with $26.9 million for the second quarter of 2021.

GAAP net loss for the quarter ended June 30, 2022, was $63.5 million, compared with a GAAP net loss of $17.1 million for the second quarter of 2021. The year-over-year increase in GAAP net loss was driven by increases in fair value of the forward sale contract related to the Series B Preferred Stock and bridge loans aggregating $25.4 million, lower revenue, lower product and service margin, and higher operating expenses. Product line exits during the quarter negatively affected product and service gross profit and net loss by $4.7 million and $8.2 million, respectively.

Non-GAAP net loss, which excludes the fair value increases noted above, stock-based compensation, depreciation and amortization expenses, and interest expense, was $25.8 million for the quarter, compared with a non-GAAP net loss of $9.3 million for the second quarter of 2021.

Cash, cash equivalents and short-term investments as of June 30, 2022, were $211.2 million, compared with $30.0 million as of March 31, 2022.

Conference Call Information

The company’s management will host a conference call and webcast today at 1:30 p.m. PT/4:30 p.m. ET, to discuss second quarter 2022 financial results and operational progress as well as to provide additional color on its restructuring and strategic actions.
Individuals interested in listening to the conference call may do so by dialing:

US domestic callers: (888) 346-3970
Outside US callers: (412) 902-4297

Live audio of the webcast will be available online from the Investor Relations page of the company’s website at Events & Presentations. The webcast will be archived and available on the Standard BioTools Investor Relations page at investors.fluidigm.com.

A reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this news release.

Our investor presentation including Supplemental Financial Information has been posted on our website concurrent with this release.

Statement Regarding Use of Non-GAAP Financial Information

Standard BioTools has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three- and six-month periods ended June 30, 2022, and June 30, 2021. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Standard BioTools encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding operational and strategic plans, deployment of capital, our cash runway and sufficiency of cash resources, margin expectations, potential M&A activity, and expectations with respect to our restructuring plans (including expense reduction activities involving potential subleasing and talent relocation plans, modifications to the scope of the company’s microfluidics and mass cytometry franchises and discontinuing of certain product lines). Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks that we may not realize expected cost savings from the restructuring, including the anticipated decrease in operational expenses, at the levels we expect; possible restructuring and transition-related disruption, including through the loss of customers, suppliers and employees and adverse impacts on our development activities and results of operation; restructuring activities, including our ability to execute subleasing plans, customer and employee relations, management distraction and reduced operating resources; internal and external costs required for ongoing and planned activities may be higher than expected which may cause us to use cash more quickly than we expect or change or curtail some of our plans or both; our expectations as to expenses, cash usage and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than our assumptions; risks related to the adverse effects of the COVID-19 pandemic on our business and operating results; changes in Standard BioTools’ business or external market conditions; customers and prospective customers continuing to curtail or suspend activities utilizing our products due to the COVID-19 pandemic; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, Standard BioTools products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; Standard BioTools research and development and distribution plans and capabilities; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Standard BioTools’ business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2021, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Standard BioTools disclaims any obligation to update these forward-looking statements except as may be required by law.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq:LAB), previously known as Fluidigm Corporation, is driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health. Standard BioTools has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy. Learn more at www.standardbiotools.com or connect with us on Twitter®, Facebook®, LinkedIn, and YouTube™. Standard BioTools, the Standard BioTools logo, Fluidigm, the Fluidigm logo, and “Unleashing tools to accelerate breakthroughs in human health” are trademarks and/or registered trademarks of Standard BioTools Inc. or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Standard BioTools products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information

Standard BioTools uses its website (standardbio.com), investor site (investors.standardbiotools.com), corporate Twitter account (@Standard_BioT), Facebook page (facebook.com/StandardBioT), and LinkedIn page (linkedin.com/company/standard-biotools) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Standard BioTools may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Standard BioTools’ website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

Investors:
Peter DeNardo
415 389 6400
ir@standardbio.com

STANDARD BIOTOOLS INC.
(formerly known as FLUIDIGM CORPORATION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Product revenue	$12,219	$22,627	$32,223	$47,355
Service revenue	5,806	6,627	11,950	12,913
Product and service revenue	18,025	29,254	44,173	60,268
Other revenue (1)	752	1,764	1,108	3,544
Total revenue	18,777	31,018	45,281	63,812
Costs and expenses
Cost of product revenue	12,738	12,730	25,077	24,393
Cost of service revenue	1,612	1,867	3,540	3,957
Cost of product and service revenue	14,350	14,597	28,617	28,350
Research and development	12,606	9,441	21,471	20,194
Selling, general and administrative	30,384	24,248	61,259	51,856
Total costs and expenses	57,340	48,286	111,347	100,400
Loss from operations	(38,563)	(17,268)	(66,066)	(36,588)
Interest expense	(1,062)	(896)	(2,092)	(1,783)
Loss on forward sale of Series B Preferred Stock	(22,289)	—	(60,081)	—
Loss on bridge loans	(3,064)	—	(13,719)	—
Other income (expense), net	(174)	504	(56)	219
Loss before income taxes	(65,152)	(17,660)	(142,014)	(38,152)
Income tax benefit	1,613	517	2,187	2,188
Net loss	$(63,539)	$(17,143)	$(139,827)	$(35,964)

Net loss per share, basic and diluted	$(0.82)	$(0.23)	$(1.81)	$(0.48)
Shares used in computing net loss per share, basic and diluted	77,821	75,452	77,430	75,084

Note: (1) Other revenue includes product development, license and grant revenue.

STANDARD BIOTOOLS INC.
(formerly known as FLUIDIGM CORPORATION)
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	June 30, 2022	December 31, 2021 (1)
ASSETS
Current assets:
Cash and cash equivalents (2)	$74,361	$28,451
Short-term investments (2)	136,850	—
Accounts receivable, net	10,937	18,320
Inventories, net	22,791	20,825
Prepaid expenses and other current assets	5,938	4,470
Total current assets	250,877	72,066
Property and equipment, net	27,275	28,034
Operating lease right-of-use asset, net	35,412	37,119
Other non-current assets	3,158	3,689
Developed technology, net	18,200	27,927
Goodwill	106,200	106,379
Total assets	$441,122	$275,214

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$9,016	$10,602
Accrued compensation and related benefits	8,576	4,920
Operating lease liabilities, current	3,293	3,053
Deferred revenue, current	11,409	11,947
Deferred grant income, current	3,729	3,535
Other accrued liabilities	6,747	8,673
Advances under revolving credit agreement, current	—	6,838
Total current liabilities	42,770	49,568
Convertible notes, net	54,384	54,160
Term loan, net	10,162	10,049
Deferred tax liability	1,651	4,329
Operating lease liabilities, non-current	35,732	37,548
Deferred revenue, non-current	5,064	5,966
Deferred grant income, non-current	16,263	18,116
Other non-current liabilities	1,297	882
Total liabilities	167,323	180,618
Redeemable preferred stock	311,253	—
Total stockholders’ equity (deficit)	(37,454)	94,596
Total liabilities, mezzanine equity and stockholders’ equity (deficit)	$441,122	$275,214

Notes:
(1) Derived from audited consolidated financial statements
(2) Cash and cash equivalents and available for sale securities consist of:
Cash and cash equivalents	$74,361	$28,451
Short-term investments	136,850	—
Total cash, cash equivalents and available for sale securities	$211,211	$28,451

STANDARD BIOTOOLS INC.
(formerly known as FLUIDIGM CORPORATION)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net loss	$(139,827)	$(35,964)
Loss on forward sale of Series B Preferred Stock	60,081	—
Loss on bridge loans	13,719	—
Stock-based compensation expense	8,705	7,418
Amortization of developed technology	5,928	5,965
Depreciation and amortization	1,878	1,851
Provision for excess and obsolete inventory	4,597	1,248
Impairment of intangible	3,526	—
Other non-cash items	599	539
Changes in assets and liabilities, net	(4,784)	(8,622)
Net cash used in operating activities	(45,578)	(27,565)

Investing activities
Purchases of investments	(137,302)	—
Proceeds from NIH Contract	—	2,000
Purchases of property and equipment	(1,806)	(11,095)
Net cash used in investing activities	(139,108)	(9,095)

Financing activities
Proceeds from bridge loans	25,000	—
Proceeds from issuance of Series B Preferred Stock	225,000	—
Repayment of advances under credit agreement	(6,838)	—
Payment of equity issuance costs	(12,547)	—
Repayment of long-term debt	—	(501)
Proceeds from (payments for) employee equity programs, net	418	(658)
Net cash provided by (used in) financing activities	231,033	(1,159)

Effect of foreign exchange rate fluctuations on cash and cash equivalents	(437)	162
Net increase (decrease) in cash, cash equivalents and restricted cash	45,910	(37,657)
Cash, cash equivalents and restricted cash at beginning of period	29,467	69,536
Cash, cash equivalents and restricted cash at end of period	$75,377	$31,879

Cash and cash equivalents, and available for sale securities consist of:
Cash and cash equivalents	$74,361	$30,863
Short-term investments	136,850	—
Total cash and cash equivalents, and available for sale securities	$211,211	$30,863

STANDARD BIOTOOLS INC.
(formerly known as FLUIDIGM CORPORATION)
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net loss (GAAP)	$(63,539)	$(17,143)	$(139,827)	$(35,964)
Loss on forward sale of Series B Preferred Stock	22,289	—	60,081	—
Loss on bridge loans	3,064	—	13,719	—
Stock-based compensation expense	4,663	3,741	8,705	7,418
Amortization of developed technology (a)	2,961	2,982	5,928	5,965
Depreciation and amortization	875	917	1,878	1,851
Interest expense (b)	1,062	896	2,092	1,783
Impairment of intangible (c)	3,526	—	3,526	—
Loss on disposal of property and equipment	6	1	15	1
Loss on extinguishment of debt	—	—	—	9
Benefit from acquisition related income taxes (d)	(742)	(742)	(1,484)	(1,484)
Net loss (Non-GAAP)	$(25,835)	$(9,348)	$(45,367)	$(20,421)
Shares used in net loss per share calculation -
basic and diluted (GAAP and Non-GAAP)	77,821	75,452	77,430	75,084

Net loss per share - basic and diluted (GAAP)	$(0.82)	$(0.23)	$(1.81)	$(0.48)
Net loss per share - basic and diluted (Non-GAAP)	$(0.33)	$(0.12)	$(0.59)	$(0.27)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT AND SERVICE MARGIN

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Product and service gross profit (GAAP)	$3,675	$14,657	$15,556	$31,918
Amortization of developed technology (a)	2,641	2,800	5,608	5,600
Depreciation and amortization (e)	319	393	634	813
Stock-based compensation expense (e)	164	128	305	226
Product and service gross profit (Non-GAAP)	$6,799	$17,978	$22,103	$38,557

Product and service margin (GAAP)	20.4%	50.1%	35.2%	53.0%
Product and service margin (Non-GAAP)	37.7%	61.5%	50.0%	64.0%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses (GAAP)	$42,990	$33,689	$82,730	$72,050
Stock-based compensation expense (f)	(4,499)	(3,613)	(8,400)	(7,192)
Depreciation and amortization (f)	(877)	(707)	(1,565)	(1,404)
Impairment of intangible (c)	(3,526)	—	(3,526)	—
Loss on disposal of property and equipment (f)	(6)	(1)	(15)	(1)
Operating expenses (Non-GAAP)	$34,082	$29,368	$69,224	$63,453

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Loss from operations (GAAP)	$(38,563)	$(17,268)	$(66,066)	$(36,588)
Stock-based compensation expense	4,663	3,741	8,705	7,418
Amortization of developed technology (a)	2,961	2,982	5,928	5,965
Depreciation and amortization (f)	875	917	1,878	1,851
Impairment of intangible (c)	3,526	—	3,526	—
Loss on disposal of property and equipment (f)	6	1	15	1
Loss from operations (Non-GAAP)	$(26,532)	$(9,627)	$(46,014)	$(21,353)

(a) Represents amortization of developed technology in connection with the DVS and InstruNor acquisitions
(b) Represents interest expense, primarily on convertible debt and the term loan
(c) Represents impairment of intangible no longer used in our product lines
(d) Represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(e) Represents expense associated with cost of product revenue
(f) Represents expense associated with research and development, and selling, general and administrative activities